UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TAUBMAN CENTERS, Inc.
(Name of Registrant as Specified in Its Charter)

Land & Buildings Capital Growth Fund, LP L & B Real Estate Opportunity Fund, LP Land & Buildings GP LP Land & Buildings Investment Management, LLC Charles Elson Jonathan Litt
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Land & Buildings’ slate of highly-qualified director nominees to the Board of Directors of Taubman Centers, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 27, 2017, Land & Buildings issued the following press release:

Land and Buildings to Host Conference Call on Taubman Centers on Monday May 1st at 10AM Eastern

- Land and Buildings Director Nominees Charles Elson and Jonathan Litt Will Be Hosting a Conference Call on Monday May 1st at 10AM Eastern –

- Urges Shareholders to Vote for Land and Buildings’ Highly-Qualified Nominees at Taubman’s Upcoming Annual Meeting on the GOLD Proxy Card Today –

Stamford, CT, April 27, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") announced that it will hold a conference call on Monday, May 1, 2017 at 10:00AM ET with Land and Buildings’ director nominees for Taubman Centers’ 2017 Annual Meeting, Charles Elson and Jonathan Litt.

Messrs. Elson and Litt will discuss a presentation titled “Addressing Abysmal Corporate Governance and Chronic Underperformance at Taubman Centers.”

Information for accessing the call is as follows:

PARTICIPANT ACCESS INFORMATION

Domestic: 800 708 3128

International: +1 303 223 2682

###

Vote for Change at Taubman Centers by Voting FOR our Highly-qualified Nominees on the GOLD Proxy Card Today

Sincerely,

Jonathan Litt

Founder & CIO

Land and Buildings Investment Management, LLC

###

Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

Edward McCarthy

D.F. King & Co., Inc.

212-493-6952

emccarthy@dfking.com